Results of Meeting of Shareholders

AXP MUTUAL

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                                Shares Voted "For"      Shares Withholding Authority to Vote
Arne H. Carlson                  315,257,346.922                 14,791,515.968
Philip J. Carroll, Jr.           316,256,098.969                 13,792,763.921
Livio D. DeSimone                315,931,584.472                 14,117,278.418
Barbara H. Fraser                316,279,135.298                 13,769,727.592
Ira D. Hall                      316,038,652.248                 14,010,210.642
Heinz F. Hutter                  315,581,562.603                 14,467,300.287
Anne P. Jones                    315,802,952.154                 14,245,910.736
Stephen R. Lewis, Jr.            316,583,071.142                 13,465,791.748
lan G. Quasha                    316,224,811.734                 13,824,051.156
Stephen W. Roszell               316,441,688.363                 13,607,174.527
Alan K. Simpson                  315,114,440.487                 14,934,422.403
Alison Taunton-Rigby             316,286,500.025                 13,762,362.865
William F. Truscott              316,496,412.372                 13,552,450.518

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
 274,267,320.043      32,692,983.824      10,983,508.023       12,105,051.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
 100,245,471.426      12,771,798.309       3,893,052.971        1,001,518.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
 99,903,623.272       11,533,256.971       5,473,442.463        1,001,518.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP STOCK FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                                Shares Voted "For"      Shares Withholding Authority to Vote
Arne H. Carlson                   84,350,099.879                  4,198,201.421
Philip J. Carroll, Jr.            84,517,153.658                  4,031,147.642
Livio D. DeSimone                 84,425,786.476                  4,122,514.824
Barbara H. Fraser                 84,529,853.226                  4,018,448.074
Ira D. Hall                       84,475,255.051                  4,073,046.249
Heinz F. Hutter                   84,397,971.372                  4,150,329.928
Anne P. Jones                     84,435,806.719                  4,112,494.581
Stephen R. Lewis, Jr.             84,583,427.621                  3,964,873.679
Alan G. Quasha                    84,500,769.142                  4,047,532.158
Stephen W. Roszell                84,539,109.312                  4,009,191.988
Alan K. Simpson                   84,144,125.126                  4,404,176.174
Alison Taunton-Rigby              84,541,724.469                  4,006,576.831
William F. Truscott               84,539,637.168                  4,008,664.132

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
 73,148,795.433       11,257,522.388       3,228,572.479         913,411.000

2(b). To change the name of the corporation.

Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
 75,561,087.489        9,312,970.924       3,674,242.887            0.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
 75,190,656.033        9,717,190.881       2,727,043.386         913,411.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
 74,268,957.169        9,294,135.920       4,071,797.211         913,411.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP DIVERSIFIED EQUITY INCOME FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                                Shares Voted "For"      Shares Withholding Authority to Vote
Arne H. Carlson                  315,257,346.922                 14,791,515.968
Philip J. Carroll, Jr.           316,256,098.969                 13,792,763.921
Livio D. DeSimone                315,931,584.472                 14,117,278.418
Barbara H. Fraser                316,279,135.298                 13,769,727.592
Ira D. Hall                      316,038,652.248                 14,010,210.642
Heinz F. Hutter                  315,581,562.603                 14,467,300.287
Anne P. Jones                    315,802,952.154                 14,245,910.736
Stephen R. Lewis, Jr.            316,583,071.142                 13,465,791.748
lan G. Quasha                    316,224,811.734                 13,824,051.156
Stephen W. Roszell               316,441,688.363                 13,607,174.527
Alan K. Simpson                  315,114,440.487                 14,934,422.403
Alison Taunton-Rigby             316,286,500.025                 13,762,362.865
William F. Truscott              316,496,412.372                 13,552,450.518

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

 Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
  274,267,320.043      32,692,983.824      10,983,508.023       12,105,051.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

 Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
  163,738,885.821      16,590,958.931       6,510,574.519        8,697,027.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

 Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
  163,221,279.038      14,656,153.373       8,962,986.860        8,697,027.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP MANAGED ALLOCATION FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                                Shares Voted "For"      Shares Withholding Authority to Vote
Arne H. Carlson                  109,931,467.571                  5,765,603.704
Philip J. Carroll, Jr.           110,235,347.726                  5,461,723.549
Livio D. DeSimone                110,101,868.870                  5,595,202.405
Barbara H. Fraser                110,215,221.160                  5,481,850.115
Ira D. Hall                      110,145,124.191                  5,551,947.084
Heinz F. Hutter                  110,026,457.249                  5,670,614.026
Anne P. Jones                    110,149,724.971                  5,547,346.304
Stephen R. Lewis, Jr.            110,364,119.335                  5,332,951.940
Alan G. Quasha                   110,260,292.429                  5,436,778.846
Stephen W. Roszell               110,284,905.771                  5,412,165.504
Alan K. Simpson                  109,843,947.535                  5,853,123.740
Alison Taunton-Rigby             110,368,179.547                  5,328,891.728
William F. Truscott              110,274,947.032                  5,422,124.243

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

 Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
  98,376,002.154       12,396,224.240       4,154,422.881         770,422.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

 Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
  100,183,843.951      10,946,335.724       3,796,469.600         770,422.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

 Shares Voted "For" Shares Voted "Against"    Abstentions       Broker Non-Votes
  99,485,725.941       10,247,110.105       5,193,813.229         770,422.000

* Denotes Registrant-wide proposals and voting results.